NINTH AMENDMENT TO AGREEMENT OF SALE

     This Ninth Amendment to Agreement of Sale (this "Amendment") is made and entered into on this 20th day of February, 1997, by and between Storage Trust Properties, L.P., a Delaware limited partnership ("Purchaser"), and Jones Mill Road Partners, an Illinois limited partnership ("Seller"). This Amendment is made in view of the following facts:

                               Recitals of Fact

A. The Purchaser and the Seller previously entered into that certain Agreement of Sale entered into as of the 26th day of September, 1996 (the "Agreement").

B. The Purchaser and the Seller previously entered into (i) an Amendment to the Agreement on the 9th day of October, 1996; (ii) a Second Amendment to Agreement of Sale on the 8th day of November, 1996; (iii) a Third Amendment to Agreement of Sale on the 26th day of November, 1996; (iv) a Fourth Amendment to Agreement of Sale on the 13th day of December, 1996; (v) a Fifth Amendment to Agreement of Sale on the 22nd day of January 1997; (vi) a Sixth Amendment to Agreement of Sale on the 23rd day of January, 1997; (vii) a Seventh Amendment to Agreement of Sale on the 17th day of February, 1997 and (viii) an Eighth Amendment to Agreement of Sale on the 19th day of February, 1997.

C.  The Purchaser and the Seller desire to amend the Agreement on this date.

     NOW, THEREFORE, in consideration of the promises and conditions herein contained, and in view of the foregoing recital of facts, the parties hereto agree as follows:

     1. The above recitals of fact are incorporated as substantive provisions of this Amendment.

     2. Capitalized Terms: Unless otherwise defined herein, capitalized terms shall have the same meanings ascribed to them within the Agreement.

     3. Survey: The following sentence is hereby added to the end of Paragraph 3.2 of the Agreement.

"Purchaser hereby acknowledges that: (i) Purchaser has received the Updated Survey; and (ii) all matters disclosed by the Updated Survey are acceptable to Purchaser, except matters related to the encroachments over set back lines (collectively, the "Existing Exceptions").

4. Inspection and As-Is Condition:

     a. The first paragraph within Paragraph 7.1 of the Agreement is hereby deleted and the following provision is substituted in its place.

"7.1 The period commencing on July 29, 1996, and ending at 5:00 p.m. Chicago time on February 20, 1997, shall be herein referred to as the "Inspection Period"."
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     b.  The fourth paragraph within Paragraph 7.1 of the Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

"Purchaser agrees to purchase the Property with the Existing Exceptions. In consideration of the Purchaser's purchase of the Property subject to the Existing Exceptions, Seller shall provide to Purchaser a credit of Three Thousand Five Hundred Dollars ($3,500.00) at the Closing which shall be reflected on the Closing Statement as follows: "Credit provided by Seller - $3,500.00."

     Except as amended hereby, the terms and conditions of the Agreement as previously amended shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                         Storage Trust Properties, L.P.,
                         a Delaware limited partnership, ("Purchaser")

                         By:  Storage Trust Realty,
                              a Maryland real estate investment trust,
                              its sole general partner

                         By:   /s/ Michael G. Burnam
                              -----------------------------------
                         Name:     Michael G. Burnam
                         Its:      Chief Executive Officer


                         Jones Mill Road Partners,
                         an Illinois limited partnership, ("Seller")

                         By:  Balcor Current Income Partners-85,
                              an Illinois general partnership,
                              its general partner

                         By:  The Balcor Company,
                              a Delaware corporation, a partner

                         By:   /s/ Jerry M. Ogle
                              --------------------------------------
                         Name:     Jerry M. Ogle
                              --------------------------------------
                         Its:      Managing Director and Secretary
                              --------------------------------------
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